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                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the registration statement of Lucent Technologies Inc. (the "Company") on Form S-3 (file no. 333-01223) and related Prospectus filed by the Company pursuant to Rule 462(b) under the Securities Act of 1933 of our report dated February 26, 1999 on our audit of the supplemental consolidated financial statements of Lucent Technologies Inc. and subsidiaries at September 30, 1998 and 1997 and for each of the two years in the period ended September 30, 1998 and for the nine-month period ended September 30, 1996, which report is included in the Current Report on Form 8-K dated March 5, 1999 and of our report dated October 21, 1998 on our audit of the consolidated financial statements of Lucent Technologies Inc. and subsidiaries at September 30, 1998 and 1997 and for each of the two years in the period ended September 30, 1998 and for the nine-month period ended September 30, 1996, which report is included in the Annual Report on Form 10-K dated December 22, 1998.

                                               /s/ PricewaterhouseCoopers
                                               PricewaterhouseCoopers LLP
New York, New York
March 10, 1999